Exhibit 99.1

InfraREIT, Inc. 1807 Ross Avenue, 4th Floor Dallas, TX 75201

PRESS RELEASE

InfraREIT Reports Fourth Quarter 2015 and Full Year 2015 Results

DALLAS, TEXAS, March 3, 2016—InfraREIT, Inc. (NYSE: HIFR) (InfraREIT or the Company) today reported financial results for the fourth quarter and year ended December 31, 2015, and the Company’s financial outlook for 2016.

For the full year 2015, InfraREIT reported the following financial highlights:

•	Net income was $19.9 million
•	Net income attributable to InfraREIT, Inc. common stockholders of $0.31 per diluted share
•	Non-GAAP earnings per share (Non-GAAP EPS) was $1.21 per share
•	Cash available for distribution (CAD) increased 21 percent to $72.6 million, or $1.20 per share, compared to 2014
•	Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) increased 11 percent to $138.4 million compared to $124.2 million in 2014

2016 year-to-date highlights:

•	Declared quarterly cash dividend of $0.25 per share for the first quarter of 2016, an increase of 11 percent over prior quarter
•	InfraREIT’s subsidiary, Sharyland Distribution & Transmission Services, L.L.C. (SDTS), completed the funding of $500 million of Senior Secured Notes through a private placement

Updating its guidance, InfraREIT projects:

•	Full year 2016
o	Non-GAAP EPS range of $1.15 to $1.25
o	CAD per share range of $1.15 to $1.25
o	Dividend/distributions per share of $1.00
•	Footprint capital expenditures of $640 million to $740 million for the period 2016 through 2018
•	Projected three-year compound annual growth rate (CAGR) range of dividends per share of 8 percent to 10 percent for 2015 through 2018
o	Targeted dividend per share payout ratio of 80 percent to 90 percent
o

Acquisitions of both the Golden Spread Electric Coop interconnection (Golden Spread Project) and the Cross Valley transmission line (Cross Valley Project) could add 1 percent to 2 percent to the three-year CAGR guidance for dividends per share

“We are proud of how we advanced our strategy during our first year as a public company,” said David A. Campbell, Chief Executive Officer of InfraREIT, Inc. “Through capital expenditures in our service territory, our rate base grew by approximately 16 percent in 2015, and we achieved or outperformed our financial goals for growth in lease revenue, Adjusted EBITDA, and cash available for distribution.”

“Looking ahead, while commodity market volatility and low oil prices informed our updated capital expenditure estimates and pose challenges, our growth trajectory remains strong and the long-term dynamics are compelling,” said Campbell. “Reflecting this growth and the momentum of our first year, yesterday our board of directors increased our quarterly dividend 11 percent. We are proud to be one of the companies investing in the infrastructure to power the Texas economic engine.”

Fourth Quarter 2015 Results

Lease revenue increased 13 percent to $50.9 million for the three months ended December 31, 2015, compared to $45.0 million in the same period in 2014.  For the fourth quarter of 2015, base rent contributed $35.6 million and percentage rent contributed $15.3 million, compared to $30.3 million of base rent and $14.7 million of percentage rent for the fourth quarter of 2014.

Net income was $27.5 million in the fourth quarter of 2015, compared to $3.8 million in the fourth quarter of 2014.

Non-GAAP EPS was $0.31 per share for the fourth quarter of 2015 and $0.32 per share for the same period in 2014.  In the fourth quarter of 2015, CAD was $19.0 million, or $0.31 per share, compared to $16.3 million, or $0.36 per share, in the same period in

2014. CAD per share was based on 60.6 million shares outstanding as of December 31, 2015, compared to 45.7 million shares outstanding as of December 31, 2014.

Adjusted EBITDA was $36.6 million in the fourth quarter of 2015, an increase of 11 percent, compared to $33.0 million in the same period in 2014.  Funds from operations (FFO) was $38.3 million for the fourth quarter of 2015, compared to $13.0 million from the same period in 2014.  For the fourth quarter of 2015, FFO on an adjusted basis (AFFO) was $28.7 million, an increase of 18 percent, compared to $24.4 million in the same period in 2014.

2015 Performance

Lease revenue increased $16.8 million, or 13 percent, to $151.2 million for the year ended December 31, 2015, compared to $134.4 million in the same period in 2014.  For the full year of 2015, base rent contributed $125.7 million and percentage rent contributed $25.5 million, compared to $106.7 million of base rent and $27.7 million of percentage rent for the same period of 2014.

Net income was $19.9 million in the full year of 2015, including the effect of a $44.9 million non-cash expense incurred in connection with the initial public offering (IPO).  Net income for the full year of 2014 was $29.8 million, including the effect of a $18.4 million non-cash expense incurred in connection with contingent consideration issued as deemed capital credits to an affiliate of Hunt Consolidated, Inc. (with its affiliates, Hunt).

Non-GAAP EPS was $1.21 per share for the full year of 2015 and $1.24 per share for the same period in 2014.  The full year of 2015 CAD was $72.6 million, or $1.20 per share, compared to $59.9 million, or $1.31 per share in the same period in 2014.  CAD per share was based on 60.6 million shares outstanding as of December 31, 2015, compared to 45.7 million shares outstanding as of December 31, 2014.

Adjusted EBITDA was $138.4 million for the full year of 2015, an increase of 11 percent, compared to $124.2 million in the same period in 2014.  For the full year of 2015, FFO was $60.1 million compared to $64.9 million for the same period in 2014.  The Company also reported AFFO of $108.9 million for the full year of 2015, an increase of 20 percent, compared to $90.5 million for the same period in 2014.

Liquidity and Capital Resources

As of December 31, 2015, the Company had $9.5 million of unrestricted cash and cash equivalents and $271.0 million of unused capacity under its revolving credit facilities.

On December 3, 2015, an InfraREIT subsidiary, SDTS, issued $400.0 million in 10-year senior secured notes, 3.86 percent per annum, series A, due December 3, 2025, and on January 14, 2016, SDTS issued an additional $100.0 million in 10-year senior secured notes, 3.86 percent per annum, series B, due January 14, 2026.

Outlook and Guidance

Non-GAAP EPS is estimated in the range of $1.15 to $1.25 for 2016, excluding the impact of potential acquisitions.  InfraREIT is introducing Non-GAAP EPS as a supplemental measure of the Company’s operating performance to enable investors to compare InfraREIT with traditional regulated utility companies.  InfraREIT anticipates CAD per share for 2016 in the range of $1.15 to $1.25, excluding the impact of potential acquisitions.

The Company estimates footprint capital expenditures in its current service territory in the following ranges over the next three years: $220 million to $240 million for 2016; $250 million to $280 million for 2017; and $170 million to $220 million for 2018.  The Company’s consolidated debt profile continues to target debt as a percentage of total capitalization at or below 60 percent and AFFO-to-debt of at least 12 percent.

The Company anticipates that footprint capital expenditures will enable a projected CAGR range in dividends per share of 8 percent to 10 percent from 2015 through 2018, with a targeted payout ratio of 80 percent to 90 percent. Additionally, the potential acquisition of both the Golden Spread Project and Cross Valley Project could add 1 percent to 2 percent growth to the Company’s projections for dividends per share CAGR from 2015 through 2018.

The guidance provided above represents forward-looking statements, which are based on current economic conditions and estimates, and do not include other potential impacts, such as changes in accounting or unusual items.  Supplemental information relating to the Company’s financial outlook is posted in the Investor Relations section of the Company’s Web site at www.InfraREITInc.com.

Recently filed Shelf Registration Statements are Unrelated to Company Financing Plans

On February 18, 2016, and March 3, 2016, the Company filed shelf registration statements on Form S-3 with the U.S. Securities and Exchange Commission (SEC).  However, these registration statements have no effect on, and do not relate to, the Company’s financing plans for its business.  The March 3rd registration statement covers the potential resale from time-to-time of up to 22,192,899 shares of its common stock owned by certain of the Company’s founding investors. InfraREIT will not receive any cash proceeds from sales of the Company common stock pursuant to the registration statements.  These registration statements were filed in order to comply with the Company’s obligations under the registration rights agreement entered into in connection with the Company’s IPO.  This agreement was subsequently amended on March 1, 2016 to, among other things, postpone the Company’s obligation to register for resale a portion of the shares owned by Hunt until Hunt’s lock-up obligations with respect to those securities expire in 2018 and 2020.  These registration statements have been filed with the SEC but have not yet become effective, and the securities registered thereunder may not be sold nor may offers to buy be accepted prior to the time the applicable registration statement becomes effective.

ROFO Project Updates

In November 2015, the Conflicts Committee of InfraREIT’s board of directors received an offer for the purchase of the Golden Spread Project.  The Conflicts Committee also received an offer for the purchase of the Cross Valley Project in February 2016.  Negotiations are in progress regarding the purchase of both projects.

Generally, InfraREIT’s monthly “ROFO Project Updates” will be provided after the closing of trading on the New York Stock Exchange on or about the 15th day of each month.  These ROFO Project Updates can be found on the Company’s Web site (www.InfraREITInc.com) under the “Hunt Transmission-Our Developer” and “Investor Relations” sections.  InfraREIT has also provided a ROFO Project Update in its “2015 Full Year Results & Supplemental Information” presentation posted on the Company’s Web site as of today.  The next ROFO Project Update will be issued on April 15, 2016.

Dividends and Distributions

On March 2, 2016, InfraREIT’s board of directors declared cash distributions and dividends of $0.25 per unit and share, respectively, to unitholders and stockholders of record on March 31, 2016, payable on April 21, 2016.

On December 4, 2015, InfraREIT’s board of directors declared cash distributions and dividends of $0.225 per unit and share, respectively, to unitholders and stockholders of record on December 31, 2015, which was paid on January 21, 2016.

Conference Call and Webcast

As previously announced, management will host a teleconference call March 3, 2016, at 10:00 a.m. U.S. Central (11:00 a.m. U.S. Eastern). David A. Campbell, Chief Executive Officer, and Brant Meleski, Chief Financial Officer, will discuss InfraREIT’s results and financial outlook.

Investors and analysts are invited to participate in the call by phone at 1-855-560-2576, or internationally at 1-412-542-4162, (access code: 10078288) or via the Internet at www.InfraREITInc.com. A replay of the call will be available on the Company’s Web site or by phone at 1-877-344-7529, or internationally at 1-412-317-0088, (access code: 10078288) for a seven-day period following the call.

First Annual Stockholders Meeting

InfraREIT’s first Annual Meeting of Stockholders will be held on Wednesday, May 18, 2016, at 11:00 a.m. U.S. Central, at the Fairmont Hotel, 1717 North Akard Street, Dallas, Texas 75201. The board of directors has established Monday, March 14, 2016, as the record date for determining stockholders entitled to vote at the Annual Meeting, in-person or by proxy.

Non-GAAP Measures

This press release contains certain financial measures that are not recognized under generally accepted accounting principles (GAAP). Non-GAAP EPS, CAD, EBITDA, Adjusted EBITDA, FFO and AFFO are presented because InfraREIT’s management believes these non-GAAP measures help investors understand InfraREIT’s business, performance and ability to earn and distribute cash to its stockholders by providing perspectives not immediately apparent from net income. These measures are also frequently used by securities analysts, investors and other interested parties. The non-GAAP measures presented in this press release are not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. In addition, InfraREIT’s method of calculating these measures may be different from methods used by other companies, and, accordingly, may not be comparable to similar measures as calculated by other companies that do not use the same methodology as InfraREIT. Reconciliations of these measures to their most directly comparable GAAP measures are included in the Schedules to this press release.

About InfraREIT, Inc.

InfraREIT is a real estate investment trust that owns rate-regulated electric transmission and distribution assets in the state of Texas. The Company is externally managed by Hunt Utility Services, LLC, an affiliate of Hunt Consolidated, Inc. (a diversified holding company based in Dallas, Texas, and managed by the Ray L. Hunt family). The Company’s shares are traded on the New York Stock Exchange under the symbol “HIFR.” Additional information on InfraREIT is available at www.InfraREITInc.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. These statements give InfraREIT management’s current expectations, and contain projections of results of operations or financial condition or forecasts of future events. Words such as “could,” “will,” “may,” “assume,” “forecast,” “strategy,” “guidance,” “outlook,” “target,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe,” or “project” and similar expressions are used to identify forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release include InfraREIT’s expectations regarding its anticipated financial and operational performance, including projected or forecasted financial results, project timing, distributions to stockholders, dividend growth, capital expenditures, CAD and Non-GAAP EPS growth,

AFFO-to-debt ratios and capitalization matters. Forward-looking statements can be affected by assumptions used or known or unknown risks or uncertainties. Consequently, no forward-looking statements can be guaranteed and actual results may differ materially and adversely from those reflected in the forward-looking statements. Factors that could cause actual results to differ materially from those indicated in the forward-looking statements include, among others, the following: (a) decisions by regulators or changes in governmental policies or regulations with respect to the Company’s permitted capital structure, acquisitions and dispositions of assets, (b) the Company’s current reliance on its tenant for all of its revenues and, as a result, its dependency on the tenant’s solvency and financial and operating performance, (c) risks that the capital expenditures the Company expects will not materialize for a variety of reasons, (d) risks related to future lease negotiations or non-renewal of leases with the Company’s tenant, (e) insufficient cash available to meet distribution requirements and (f) the Company’s ability to make strategic acquisitions that add to its rate base, including through acquisitions of ROFO Projects from Hunt. These and other applicable uncertainties, factors and risks are described more fully in the Company’s filings with the SEC.

Any forward-looking statement made by the Company in this press release is based only on information currently available to InfraREIT and speaks only as of the date on which it is made. InfraREIT undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, other than required by applicable law.

InfraREIT, Inc.

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except share amounts)

	Three Months Ended December 31,		Years Ended December 31,
	2015	2014	2015	2014
	(Unaudited)
Lease revenue
Base rent	$35,586	$30,347	$125,669	$106,746
Percentage rent	15,335	14,697	25,534	27,669
Total lease revenue	50,921	45,044	151,203	134,415
Operating costs and expenses
General and administrative expense	5,641	5,786	64,606	18,625
Depreciation	10,773	9,255	40,211	35,080
Total operating costs and expenses	16,414	15,041	104,817	53,705
Income from operations	34,507	30,003	46,386	80,710
Other (expense) income
Interest expense, net	(7,470)	(8,377)	(28,554)	(32,741)
Other income (expense), net	868	(17,569)	3,048	(17,236)
Total other expense	(6,602)	(25,946)	(25,506)	(49,977)
Income before income taxes	27,905	4,057	20,880	30,733
Income tax expense	374	297	949	953
Net income	27,531	3,760	19,931	29,780
Less: Net income attributable to noncontrolling interest	7,725	836	6,664	6,882
Net income attributable to InfraREIT, Inc.	$19,806	$2,924	$13,267	$22,898
Net income attributable to InfraREIT, Inc. common shareholders per share:
Basic	$0.45	$0.08	$0.31	$0.65
Diluted	$0.45	$0.08	$0.31	$0.65
Cash dividends declared per common share	$0.225	$—	$1.075	$—
Weighted average common shares outstanding (basic shares)	43,565	35,053	42,983	35,053
Redemption of operating partnership units	—	—	—	—
Weighted average dilutive shares outstanding (diluted shares)	43,565	35,053	42,983	35,053
Due to the anti-dilutive effect, the computation of diluted earnings per share does not reflect the following adjustments:
Net income attributable to noncontrolling interest	$7,725	$836	$6,664	$6,882
Redemption of operating partnership units	17,028	10,675	16,232	10,578

InfraREIT, Inc.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

	December 31,
	2015	2014
Assets
Current Assets
Cash and cash equivalents	$9,471	$15,612
Restricted cash	1,682	1,682
Due from affiliates	31,172	27,822
Inventory	6,731	7,393
Assets held for sale	—	41,211
Prepaids and other current assets	560	4,897
Total current assets	49,616	98,617
Electric Plant, net	1,434,531	1,227,146
Goodwill	138,384	138,384
Other Assets	41,140	40,467
Total Assets	$1,663,671	$1,504,614
Liabilities and Equity
Current Liabilities
Accounts payable and accrued liabilities	$22,943	$25,295
Short-term borrowings	54,000	219,000
Current portion of long-term debt	7,423	19,234
Dividends and distributions payable	13,634	14,130
Contingent consideration	—	27,378
Accrued taxes	3,312	2,359
Total current liabilities	101,312	307,396
Long-Term Debt	617,466	610,522
Regulatory Liability	10,625	1,242
Total liabilities	729,403	919,160
Commitments and Contingencies
Equity
Members' capital - 35,053,186 shares issued and outstanding as of December 31, 2014	—	440,387
Common stock, $0.01 par value; 450,000,000 shares authorized; 43,565,495 issued and outstanding as of December 31, 2015	436	—
Additional paid-in capital	702,213	—
Accumulated deficit	(24,526)	—
Accumulated other comprehensive income	—	—
Total InfraREIT, Inc. equity	678,123	440,387
Noncontrolling interest	256,145	145,067
Total equity	934,268	585,454
Total Liabilities and Equity	$1,663,671	$1,504,614

InfraREIT, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Years Ended December 31,
	2015	2014	2013
Cash flows from operating activities
Net income	$19,931	$29,780	$42,410
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	40,211	35,080	20,024
Amortization of deferred financing costs	3,241	4,383	3,588
Allowance for funds used during construction - equity	(3,048)	(1,106)	(21,655)
Change in fair value of contingent consideration	—	18,357	841
Reorganization structuring fee	44,897	—	—
Realized gain on sale of marketable securities	(66)	—	—
Equity based compensation	678	120	—
Changes in assets and liabilities:
Due from affiliates	(3,350)	(7,275)	(17,436)
Inventory	662	(816)	(4,414)
Prepaids and other current assets	(6)	(3,370)	(1,388)
Accounts payable and accrued liabilities	2,644	7,347	(649)
Net cash provided by operating activities	105,794	82,500	21,321
Cash flows from investing activities
Additions to electric plant	(239,157)	(210,791)	(390,283)
Proceeds from sale of assets	41,211	—	—
Sale of marketable securities	1,065	—	—
Cash paid to InfraREIT, L.L.C. investors in the merger, net of cash assumed	(172,400)	—	—
Net cash used in investing activities	(369,281)	(210,791)	(390,283)
Cash flows from financing activities
Net proceeds from issuance of common stock upon initial public offering	493,722	—	—
Members' contributions	—	—	136,886
Noncontrolling interest contributions	—	—	2,256
Proceeds from short-term borrowings	87,000	354,000	85,000
Repayments of short-term borrowings	(253,000)	(210,000)	(15,000)
Proceeds from borrowings of long-term debt	400,000	11,000	173,000
Repayments of long-term debt	(404,867)	(13,934)	(8,178)
Net change in restricted cash	—	(1)	—
Deferred financing costs	(3,914)	(4,908)	(1,523)
Dividends and distributions paid	(61,595)	—	(12,175)
Net cash provided by financing activities	257,346	136,157	360,266
Net (decrease) increase in cash and cash equivalents	(6,141)	7,866	(8,696)
Cash and cash equivalents at beginning of year	15,612	7,746	16,442
Cash and cash equivalents at end of year	$9,471	$15,612	$7,746

Non-GAAP Measures

Schedule 1

InfraREIT, Inc.

Explanation and Reconciliation of Non-GAAP EPS

Non-GAAP EPS

InfraREIT defines non-GAAP net income as net income (loss) adjusted in a manner the Company believes is appropriate to show its core operational performance, including: (a) adding back the non-cash reorganization structuring fee, (b) adding back the reorganization expense related to the Company’s IPO and related reorganization transactions, (c) adding back the expense related to the contingent consideration issued as deemed capital credits, (d) an adjustment for the difference between the amount of percentage rent payments that the Company expects to receive with respect to the applicable period and the amount of percentage rent the Company recognizes under GAAP during the period and (e) an adjustment for the difference between the amount of base rent payments that the Company receives with respect to the applicable period and the amount of straight-line base rent recognized under GAAP.  The Company defines Non-GAAP EPS as non-GAAP net income divided by the weighted average shares outstanding calculated in the manner described in the footnotes below.

The following table sets forth a reconciliation of net income attributable to InfraREIT, Inc. per diluted share to Non-GAAP EPS per share:

	Three Months Ended December 31, 2015		Three Months Ended December 31, 2014
(In thousands, except share amounts, unaudited)	Amount	Per Share (3)	Amount	Per Share (4)
Net income attributable to InfraREIT, Inc.	$19,806	$0.45	$2,924	$0.08
Net income attributable to noncontrolling interest	7,725	0.45	836	0.08
Net income	27,531	0.45	3,760	0.08
Non-cash reorganization structuring fee	—	—	—	—
Reorganization expenses	—	—	921	0.02
Contingent consideration	—	—	17,247	0.38
Percentage rent adjustment (1)	(9,768)	(0.16)	(8,899)	(0.19)
Base rent adjustment (2)	1,069	0.02	1,767	0.04
Non-GAAP net income	$18,832	$0.31	$14,796	$0.32

	Year Ended December 31, 2015		Year Ended December 31, 2014
(In thousands, except share amounts, unaudited)	Amount	Per Share (5)	Amount	Per Share (6)
Net income attributable to InfraREIT, Inc.	$13,267	$0.31	$22,898	$0.65
Net income attributable to noncontrolling interest	6,664	0.41	6,882	0.65
Net income	19,931	0.34	29,780	0.65
Non-cash reorganization structuring fee	44,897	0.76	—	—
Reorganization expenses	333	—	1,729	0.04
Contingent consideration	—	—	18,357	0.40
Percentage rent adjustment (1)	—	—	—	—
Base rent adjustment (2)	6,538	0.11	6,688	0.15
Non-GAAP net income	$71,699	$1.21	$56,554	$1.24

1)

Represents the difference between the amount of percentage rent payments and the amounts recognized during the applicable period, if any.  Although the Company receives percentage rent payments related to each quarter, it does not recognize lease revenue related to percentage rent payments until the tenant’s annual gross revenues exceed minimum specified breakpoints in the leases.

2)

This adjustment relates to the difference between the timing of cash based rent payments made under the Company’s leases and when the Company recognizes base rent revenue under GAAP.  The Company recognizes base rent on a straight-line basis over the applicable term of the lease commencing when the related assets are placed in service, which is frequently different than the period in which the cash rent becomes due.

3)

The weighted average common shares outstanding of 43.6 million was used to calculate net income attributable to InfraREIT, Inc. common stockholders per diluted share. The weighted average redeemable partnership units outstanding of 17.0 million was used to calculate net income attributable to noncontrolling interest per share. The combination of the weighted average common shares and redeemable partnership units outstanding of 60.6 million was used for the remainder of the per share calculations.
4)

The weighted average shares outstanding of 35.1 million was used to calculate net income attributable to InfraREIT, Inc. shareholders per diluted share. The weighted average redeemable partnership units outstanding of 10.6 million was used to calculate net income attributable to noncontrolling interest per share. The combination of the weighted average shares and redeemable partnership units outstanding of 45.7 million was used for the remainder of the per share calculations.

5)

The weighted average common shares outstanding of 43.0 million was used to calculate net income attributable to InfraREIT, Inc. common stockholders per diluted share. The weighted average redeemable partnership units outstanding of 16.2 million was used to calculate net income attributable to noncontrolling interest per share. The combination of the weighted average common shares and redeemable partnership units outstanding of 59.2 million was used for the remainder of the per share calculations.

6)

The weighted average shares outstanding of 35.1 million was used to calculate net income attributable to InfraREIT, Inc. shareholders per diluted share. The weighted average redeemable partnership units outstanding of 10.5 million was used to calculate net income attributable to noncontrolling interest per share. The combination of the weighted average shares and redeemable partnership units outstanding of 45.6 million was used for the remainder of the per share calculations.

Schedule 2

InfraREIT, Inc.

Explanation and Reconciliation of CAD

CAD

The Company defines CAD in a manner that it believes is appropriate to show its core operational performance, which includes a deduction of the portion of capital expenditures needed to maintain its net assets which equals depreciation expense within the applicable period. The portion of the capital expenditures in excess of depreciation, which the Company refers to as growth capital expenditures, will increase the Company’s net assets. Also included in CAD are various other adjustments from net income, as outlined below and described in more detail on Schedules 1, 3 and 4.

The following sets forth a reconciliation of net income to CAD:

	Three Months Ended December 31,				Years Ended December 31,
(In thousands, except share amounts, unaudited)	2015		2014		2015		2014
Net income	$27,531		$3,760		$19,931		$29,780
Depreciation	10,773		9,255		40,211		35,080
Non-cash reorganization structuring fee	—		—		44,897		—
Percentage rent adjustment (1)	(9,768)		(8,899)		—		—
Base rent adjustment (2)	1,069		1,767		6,538		6,688
Amortization of deferred financing costs	805		1,190		3,241		4,383
Reorganization expenses	—		921		333		1,729
Non-cash equity compensation	185		—		678		120
Other (income) expense, net (3)	(868)		17,569		(3,048)		17,236
Capital expenditures to maintain net assets	(10,773)		(9,255)		(40,211)		(35,080)
CAD	$18,954		$16,308		$72,570		$59,936
Shares outstanding (mm of shares)	60.6	(4)	45.7	(5)	60.6	(6)	45.7	(7)
CAD per share	$0.31		$0.36		$1.20		$1.31

1)	See footnote (1) on Schedule 1 on Explanation and Reconciliation of Non-GAAP EPS
2)	See footnote (2) on Schedule 1 on Explanation and Reconciliation of Non-GAAP EPS
3)

Includes allowance for funds used during construction (AFUDC) on equity of $0.9 million and $(0.3) million for the three months ended December 31, 2015 and 2014, respectively, and $3.0 million and $1.1 million for the years ended December 31, 2015 and 2014, respectively.

4)

Consists of 43.6 million outstanding common shares of InfraREIT and 17.0 million outstanding units representing limited partnership interests (OP Units) held by the limited partners of InfraREIT Partners, LP (Operating Partnership) as of December 31, 2015.

5)	Consists of 35.1 million outstanding shares of InfraREIT and 10.6 million outstanding OP Units held by the limited partners of the Operating Partnership as of December 31, 2014.
6)	Consists of 43.6 million outstanding common shares of InfraREIT and 17.0 million outstanding OP Units held by the limited partners of the Operating Partnership as of December 31, 2015.
7)	Consists of 35.1 million outstanding shares of InfraREIT and 10.6 million outstanding OP Units held by the limited partners of the Operating Partnership as of December 31, 2014.

Schedule 3

InfraREIT, Inc.

Explanation and Reconciliation of EBITDA and Adjusted EBITDA

EBITDA and Adjusted EBITDA

InfraREIT defines EBITDA as net income (loss) before interest expense, net; income tax expense; depreciation and amortization. Adjusted EBITDA is defined as EBITDA adjusted in a manner the Company believes is appropriate to show its core operational performance, including: (a) adding back the non-cash reorganization structuring fee, (b) an adjustment for the difference between the amount of percentage rent payments that the Company expects to receive with respect to the applicable period and the amount of percentage rent the Company recognizes under GAAP during the period, (c) an adjustment for the difference between the amount of base rent payments that the Company receives with respect to the applicable period and the amount of straight-line base rent recognized under GAAP, (d) adding back the reorganization expense related to the Company’s IPO and related reorganization transactions and (e) adjusting for other income (expense), net.

The following table sets forth a reconciliation of net income to EBITDA and Adjusted EBITDA:

	Three Months Ended December 31,		Years Ended December 31,
(In thousands, unaudited)	2015	2014	2015	2014
Net income	$27,531	$3,760	$19,931	$29,780
Interest expense, net	7,470	8,377	28,554	32,741
Income tax expense	374	297	949	953
Depreciation	10,773	9,255	40,211	35,080
EBITDA	46,148	21,689	89,645	98,554
Non-cash reorganization structuring fee	—	—	44,897	—
Percentage rent adjustment (1)	(9,768)	(8,899)	—	—
Base rent adjustment (2)	1,069	1,767	6,538	6,688
Reorganization expenses	—	921	333	1,729
Other (income) expense, net (3)	(868)	17,569	(3,048)	17,236
Adjusted EBITDA	$36,581	$33,047	$138,365	$124,207

1)	See footnote (1) on Schedule 1 on Explanation and Reconciliation of Non-GAAP EPS
2)	See footnote (2) on Schedule 1 on Explanation and Reconciliation of Non-GAAP EPS
3)	See footnote (3) on Schedule 2 on Explanation and Reconciliation of CAD

Schedule 4

InfraREIT, Inc.

Explanation and Reconciliation of FFO and AFFO

FFO and AFFO

The National Association of Real Estate Investment Trusts (NAREIT) defines FFO as net income (computed in accordance with GAAP), excluding gains and losses from sales of property (net) and impairments of depreciated real estate, plus real estate depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. Applying the NAREIT definition to the Company’s consolidated financial statements, which is the basis for the FFO presented in this press release and the reconciliation below, results in FFO representing net (loss) income before depreciation, impairment of assets and gain (loss) on sale of assets. FFO does not represent cash generated from operations as defined by GAAP and it is not indicative of cash available to fund all cash needs, including distributions.

AFFO is defined as FFO adjusted in a manner the Company believes is appropriate to show its core operational performance, including: (a) adding back the non-cash reorganization structuring fee, (b) an adjustment for the difference between the amount of percentage rent payments that the Company expects to receive with respect to the applicable period and the amount of percentage rent the Company recognizes under GAAP during the period, (c) an adjustment for the difference between the amount of base rent payments that the Company receives with respect to the applicable period and the amount of straight-line base rent recognized under GAAP, (d) adding back the reorganization expense related to the Company’s IPO and related reorganization transactions and (e) adjusting for other income (expense), net.

The following table sets forth a reconciliation of net income to FFO and AFFO:

	Three Months Ended December 31,		Years Ended December 31,
(In thousands, unaudited)	2015	2014	2015	2014
Net income	$27,531	$3,760	$19,931	$29,780
Depreciation	10,773	9,255	40,211	35,080
FFO	38,304	13,015	60,142	64,860
Non-cash reorganization structuring fee	—	—	44,897	—
Percentage rent adjustment (1)	(9,768)	(8,899)	—	—
Base rent adjustment (2)	1,069	1,767	6,538	6,688
Reorganization expenses	—	921	333	1,729
Other (income) expense, net (3)	(868)	17,569	(3,048)	17,236
AFFO	$28,737	$24,373	$108,862	$90,513

1)	See footnote (1) on Schedule 1 on Explanation and Reconciliation of Non-GAAP EPS
2)	See footnote (2) on Schedule 1 on Explanation and Reconciliation of Non-GAAP EPS
3)	See footnote (3) on Schedule 2 on Explanation and Reconciliation of CAD

For additional information, contact:

For Investors:	Brook Wootton
Director, Investor Relations
InfraREIT, Inc.
214-855-6748
For Media:	Jeanne Phillips
Senior Vice President, Corporate Affairs & International Relations
Hunt Consolidated, Inc.
214-978-8534

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